Exhibit 99.1

PRESS RELEASEOLD LINE BANCSHARES, INC.

FOR IMMEDIATE RELEASECONTACT: ELISE HUBBARD

April 25, 2016CHIEF FINANCIAL OFFICER

(301) 430-2560

OLD LINE BANCSHARES, INC. REPORTS $2.2 MILLION IN NET INCOME AVAILABLE TO COMMON STOCKHOLDERS FOR THE QUARTER ENDED MARCH 31, 2016

BOWIE, MD – Old Line Bancshares, Inc. (“Company”) (NASDAQ: OLBK), the parent company of Old Line Bank, reports that net income available to common stockholders decreased $603 thousand, or 21.90%, to $2.2 million for the three months ended March 31, 2016, compared to net income of $2.8 million for the three months ended March 31, 2015.  Earnings were $0.20 per basic and diluted common share for the three months ended March 31, 2016 and $0.25 per basic and diluted common share for the same period in 2015.  The decrease in net income is primarily the result of a $1.9 million increase in non-interest expenses and a $217 thousand increase in the provision for loan losses, offsetting increases of $1.2 million in net interest income and $152 thousand in non-interest income.  Net income included $359 thousand in merger-related expenses (or $0.03 per basic and $0.02 per diluted common share) in connection with the Company’s acquisition of Regal Bancorp, Inc. (“Regal”), the parent company of Regal Bank & Trust (“Regal Bank”), in December 2015.  Excluding the merger-related expenses, which is a non-GAAP financial measure; earnings were $0.23 per basic and $0.22 per diluted share for the three months ending March 31, 2016.

Total assets at March 31, 2016 increased by $12.9 million compared to December 31, 2015.  Total net loans held-for-investment increased $28.8 million, or 2.51% (10.04% annualized), during the three month period ended March 31, 2016.

    James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc. stated: “We look forward to a great 2016 and are confident that our exceptionally strong organic loan growth should allow us to continue to build our franchise and enhance our profitability.    We are pleased that we are expanding our presence in the Montgomery County, Maryland market with the scheduled opening of a second branch located in the Rockville Town Center in the second quarter of 2016.  With the dedication and teamwork of our staff, the core processing system for Regal Bank was successfully merged into Old Line Bank’s core processing system in February 2016.  We believe that the superior level of customer service we offer is widely recognized in our marketplace and our talented staff continues to strive to expand our footprint and increase our customer base.  We are pleased to report that our total net loans held for investment increased $28.8 million in the first quarter.  We will continue to build on our solid foundation to better serve our customers, while steadily investing in new growth opportunities to enhance our profitability.”

1st QUARTER HIGHLIGHTS:

•

Net loans held-for-investment increased $28.8 million, or 2.51%, during the three months ended March 31, 2016, to $1.2 billion at March 31, 2016, compared to $1.1 billion at December 31, 2015, primarily as a result of organic growth within our market area.  Average gross loans increased $85.1 million, or 7.83%, to $1.2 billion for the three month period ending March 31, 2016 compared to $1.1 billion for the three month period ended December 31, 2015. Average gross loans increased $217.9 million, or 22.82%, compared to $955 million for the three month period ended March 31, 2015.  The growth for the first quarter this year as compared to the same quarter last year includes approximately $91.0 million in loans acquired in the Regal merger.

•	Total assets increased $12.9 million, 0.86%, since December 31, 2015.
•

Net income decreased 21.90% to $2.2 million, or $0.20 per basic and diluted share, for the three month period ending March 31, 2016, from net income of $2.8 million, or $0.25 per basic and diluted share, for the first quarter of 2015.

•

The net interest margin was 3.85% compared to 4.32% for the same period in 2015.  Total yield on interest earning assets decreased to 4.30% for the three months ending March 31, 2016, compared to 4.70% for the same three month period last year.

•

The first quarter Return on Average Assets (ROAA) and Return on Average Equity (ROAE) were 0.57% and 6.01%, respectively, compared to ROAA and ROAE of 0.89% and 8.27%, respectively, for the first quarter of 2015.

•	The first quarter of 2016 ended with a book value of $13.52 per common share and a tangible book value of $12.23 per common share compared to $13.16 and $12.02, respectively, at December 31 2015.
•	We maintained liquidity and by all regulatory measures remained “well capitalized.”

Total assets at March 31, 2016 increased $12.9 million from December 31, 2015 primarily due to an increase of $28.8 million in loans held-for-investment, offsetting decreases of $8.1 million in cash and cash equivalents, $3.9 million in our investment portfolio and $4.0 million in our loans held for sale.

Deposits decreased $2.3 million for the three months ended March 31, 2016 compared to December 31, 2015.  Non-interest bearing deposits increased $248 thousand, partially offsetting a decrease in our interest bearing deposits of $2.6 million.

Average interest earning assets for the three month period ending March 31, 2016 increased $251.8 million compared to the same period of 2015.  The average yield on such assets was 4.30% for the three months ending March 31, 2016 compared to 4.70% for the comparable 2015 period.  The decrease on the yield on interest earning assets is the result of lower levels of accretion on acquired loans due to a lower amount of early payoffs on acquired loans with credit marks for the three months ending March 31, 2016 as compared to the same three month period in 2015.  Re-pricing in the loan portfolio and lower yields on new loans also caused the average loan yield to decline.

Average interest bearing liabilities for the three month period ending March 31, 2016 increased $192.4 million compared to the same three month period of 2015.  The average rate paid on such liabilities increased to 0.60% for the three months ending March 31, 2016 compared to 0.50% for the comparable 2015 period, primarily due to higher rates paid on our borrowings, which includes the interest paid on our trust preferred securities and, to a lesser extent, higher rates on the deposits acquired in the Regal merger.

The net interest margin for the three months ended March 31, 2016 decreased to 3.85% from 4.32% for the three months ending March 31, 2015.  Among other things, the net effect of fair value accretion/amortization on acquired loans affects the net interest margin and net interest income.  The net interest margin in 2016 also was affected by a lower amount of accretion on acquired loans due to a lower amount of early payoffs on acquired loans with credit marks for the three months ending March 31, 2016 as compared to the same three month period in 2015.  The fair value accretion/amortization is recorded on pay downs recognized during the period, which contributed to a six basis point increase for the three months ended March 31, 2016, as compared to a 21 basis point increase for the three months ending March 31, 2015.  Also, our average interest bearing liabilities and the rate paid on such liabilities increased for the three month period ending March 31, 2016, compared to the same three months last year.  The amount of the accretion on such deposits during the three months ended December 31, 2015 increased by two basis points as compared to the same three month period of 2015.

Net interest income increased $1.2 million, or 10.04%, for the three month period ending March 31, 2016 compared to the same period in 2015 primarily due to increases in the interest recognized on loans offsetting the increase in interest expense.  Loan interest income increased for the three month period ending March 31, 2016 due to organic growth as well as the loans we acquired in the Regal acquisition.  Interest expense increased primarily due to increases in our deposits both from organic growth and the deposits we acquired in the Regal acquisition as well as an increase in borrowings.

Non-interest income increased $152 thousand, or 8.28%, for the three month period ending March 31, 2016 compared to the same period of 2015 primarily as a result of increases of $103 thousand in other fees and commissions, and $34 thousand in earnings on bank owned life insurance, offsetting the lack of any gain on disposal of assets compared to a $20 thousand gain during the comparable 2015 period.  The increase in other fees and commissions is primarily related to a one-time incentive fee received for our debit card program.  The increase in earnings on bank owned life insurance is due to the bank owned life insurance we acquired with the Regal acquisition.

Non-interest expenses increased $1.9 million, or 22.24%, for the three month period ending March 31, 2016 compared to the same period of 2015 primarily as a result of increases in salaries and benefits, occupancy and equipment, and merger and integration expenses, partially offset by a decrease in the loss on other real estate owned properties.  Salaries and benefits increased $1.2 million primarily as a result of additional staff due to our acquisition of Regal Bank and the additional staff for our new Rockville location that opened in November 2015.  Occupancy and equipment increased $325 thousand as a result of the addition of the former Regal bank branches and the addition of our new Rockville branch.  Gain on the sale of other real estate owned was $4 thousand for a property that sold compared to net losses of $135 thousand on the sale of three other real estate properties during the three months ended March 31, 2015. Merger and integration expenses include approximately $140 thousand in severance payments associated with merger-related staff reductions.

The provision for loan losses increased $217 thousand for the three month period ending March 31, 2016 compared to the same period last year due to the increase in our loan held-for-investment portfolio and an increase in our reserves on specific loans.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank has 23 branches located in its primary market area of suburban Maryland (Washington, D.C. suburbs, Southern Maryland and Baltimore suburbs) counties of Anne Arundel, Baltimore, Calvert, Carroll, Charles, Montgomery, Prince George's and St. Mary's. It also targets customers throughout the greater Washington, D.C. and Baltimore metropolitan areas.

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures.  The Company’s management uses non-GAAP financial measures, including: (i) net operating income; (ii) net operating income available to common stockholders; (iii) earnings per basic share; (iv) earnings per diluted share; (v) operating non-interest expense; (vi) operating efficiency ratio; (vii) operating non-interest expense as a percentage of average assets; (viii) return on average assets; (ix) return on average common equity.  Net income excludes merger-related expenses, net of tax.  Operating non-interest expense excludes merger related expense, net of tax.  The operating efficiency ratio excludes merger related expenses.  Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

The statements in this press release that are not historical facts, in particular the statements with respect to the opening of Old Line Bank’s Rockville Town Center branch and enhanced profitability, constitute “forward-looking statements” as defined by Federal securities laws.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates,” “plans” or similar terminology.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to, deterioration in economic conditions in our target markets or nationally or a return to recessionary conditions,  the actions of our competitors and our ability to successfully compete, in particular in new market areas, and changes in regulatory requirements and/or restrictive banking legislation that may adversely affect our ability to collect on outstanding loans or otherwise negatively impact our business.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. undertakes no obligation to update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.  For further information regarding risks and uncertainties that could affect forward-looking statements Old Line Bancshares, Inc. may make, please refer to the filings made by Old Line Bancshares, Inc. with the U.S. Securities and Exchange Commission available at www.sec.gov.

Old Line Bancshares, Inc. & Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015 (1)	2015	2015	2015
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Cash and due from banks	$34,108,645	$40,239,384	$29,107,355	$40,494,305	$37,061,793
Interest bearing accounts	1,150,474	1,135,263	1,147,181	1,034,085	1,080,570
Federal funds sold	325,606	2,326,045	362,726	331,178	624,888
Total cash and cash equivalents	35,584,725	43,700,692	30,617,262	41,859,568	38,767,251
Investment securities available for sale	190,749,087	194,705,675	151,522,391	151,179,573	158,380,719
Loans held for sale	4,148,506	8,112,488	5,264,444	6,361,652	8,692,297
Loans held for investment, less allowance for loan losses of $5,705,857 and $4,281,835 for December 31, 2015 and December 31, 2014	1,175,828,165	1,147,034,715	1,040,227,945	1,008,618,046	963,706,538
Equity securities at cost	5,710,845	4,942,346	3,671,895	3,565,596	3,353,096
Premises and equipment	35,995,176	36,174,978	33,948,846	33,786,623	33,874,131
Accrued interest receivable	3,655,444	3,814,546	3,223,748	3,341,570	3,172,615
Deferred income taxes	12,828,069	13,820,679	12,734,261	13,108,799	12,506,347
Current income taxes receivable	—	—	—	1,198,299	1,312,872
Bank owned life insurance	36,843,873	36,606,105	32,071,875	31,856,947	31,643,001
Other real estate owned	2,698,344	2,472,044	1,948,625	1,215,690	1,600,015
Goodwill	9,786,357	9,786,357	7,793,665	7,793,665	7,793,665
Core deposit intangible	4,124,985	4,351,226	3,822,953	4,016,913	4,210,679
Other assets	5,062,691	4,567,038	4,530,443	4,127,881	6,087,688
Total assets	$1,523,016,267	$1,510,088,889	$1,331,378,353	$1,312,030,822	$1,275,100,914
Deposits
Non-interest bearing	$328,797,753	$328,549,405	$279,339,255	$275,953,182	$269,733,047
Interest bearing	904,751,898	907,330,561	811,186,492	808,460,674	781,718,574
Total deposits	1,233,549,651	1,235,879,966	1,090,525,747	1,084,413,856	1,051,451,621
Short term borrowings	118,571,030	107,557,246	85,695,507	76,722,442	71,236,281
Long term borrowings	9,561,842	9,593,318	5,903,665	5,931,298	5,958,485
Accrued interest payable	448,677	416,686	357,691	322,926	284,444
Supplemental executive retirement plan	5,405,763	5,336,509	5,276,167	5,222,669	5,162,732
Income taxes payable	4,721,336	3,615,677	379,247	—	—
Other liabilities	4,473,968	3,700,598	4,967,326	3,457,441	3,420,900
Total liabilities	1,376,732,267	1,366,100,000	1,193,105,350	1,176,070,632	1,137,514,463

Stockholders' equity
Common stock	108,026	108,026	105,131	105,745	107,551
Additional paid-in capital	105,408,038	105,293,606	100,614,804	101,500,434	104,313,092
Retained earnings	39,793,541	38,290,876	36,935,945	34,353,501	32,281,404
Accumulated other comprehensive income (loss)	717,881	38,200	359,840	(253,879)	630,791
Total Old Line Bancshares, Inc. stockholders' equity	146,027,486	143,730,708	138,015,720	135,705,801	137,332,838
Non-controlling interest	256,514	258,181	257,283	254,389	253,613
Total stockholders' equity	146,284,000	143,988,889	138,273,003	135,960,190	137,586,451
Total liabilities and stockholders' equity	$1,523,016,267	$1,510,088,889	$1,331,378,353	$1,312,030,822	$1,275,100,914
Shares of basic common stock outstanding	10,802,560	10,802,560	10,513,025	10,574,439	10,755,017

(1)	Financial information at December 31, 2015 has been derived from audited financial statements.

Old Line Bancshares, Inc. & Subsidiaries

Consolidated Statements of Income

	Three Months	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended	Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015 (1)	2015	2015	2015
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$13,057,180	$12,646,217	$12,202,174	$11,516,860	$11,621,493
Investment securities and other	1,101,146	977,533	805,172	835,594	886,084
Total interest income	14,158,326	13,623,750	13,007,346	12,352,454	12,507,577
Interest expense
Deposits	1,270,421	1,196,381	1,118,092	1,021,560	910,957
Borrowed funds	275,659	181,876	141,009	159,707	134,716
Total interest expense	1,546,080	1,378,257	1,259,101	1,181,267	1,045,673
Net interest income	12,612,246	12,245,493	11,748,245	11,171,187	11,461,904
Provision for loan losses	778,611	400,000	263,595	85,658	561,731
Net interest income after provision for loan losses	11,833,635	11,845,493	11,484,650	11,085,529	10,900,173
Non-interest income
Service charges on deposit accounts	411,337	430,964	442,225	441,382	415,202
Gain on sales or calls of investment securities	76,998	—	604	3,924	60,694
Earnings on bank owned life insurance	282,186	260,898	250,950	249,421	248,384
Gains (losses) on disposal of assets	—	(5,847)	—	—	19,975
Earnings on marketable loans	377,138	474,941	457,613	484,635	354,650
Other fees and commissions	835,994	432,810	692,106	325,028	733,004
Total non-interest income	1,983,653	1,593,766	1,843,498	1,504,390	1,831,909
Non-interest expense
Salaries & employee benefits	5,376,552	4,319,029	4,407,726	4,331,572	4,217,370
Occupancy & Equipment	1,724,553	1,487,028	1,478,740	1,338,660	1,399,877
Data processing	397,792	361,991	350,941	367,190	352,060
Merger and integration	359,481	1,420,570	—	—	—
Core deposit amortization	226,241	194,507	193,960	193,766	210,117
(Gains)losses on sales of other real estate owned	(4,208)	20,502	(114,709)	9,169	134,754
OREO expense	154,966	75,824	158,983	75,552	120,201
Other operating	2,389,142	2,270,861	2,132,067	2,477,041	2,257,235
Total non-interest expense	10,624,519	10,150,312	8,607,708	8,792,950	8,691,614
Income before income taxes	3,192,769	3,288,947	4,720,440	3,796,969	4,040,468
Income tax expense	1,043,366	1,286,496	1,605,586	1,195,273	1,295,035
Net income	2,149,403	2,002,451	3,114,854	2,601,696	2,745,433
Less: Net income (loss) attributable to the noncontrolling interest	(1,667)	898	2,894	776	(8,720)
Net income available to common stockholders	$2,151,070	$2,001,553	$3,111,960	$2,600,920	$2,754,153
Earnings per basic share	$0.20	$0.19	$0.30	$0.25	$0.25
Earnings per diluted share	$0.20	$0.19	$0.29	$0.24	$0.25
Dividend per common share	$0.06	$0.06	$0.05	$0.05	$0.05
Adjusted per basic share	$0.23	$0.30	$—	$—	$—
Adjusted per dilued share	$0.22	$0.30	$—	$—	$—
Average number of basic shares	10,802,560	10,604,667	10,544,357	10,617,225	10,807,366
Average number of dilutive shares	11,022,469	10,760,832	10,685,306	10,759,628	10,899,030

Financial information at  December 31, 2015 has been derived from audited financial statements.

 RECONCILATION OF AND PRESENTATION OF NON-GAAP FINANCIAL MEASURES

(1)As the magnitude of the merger expenses distorts the operational results of the Company, we present in the GAAP reconciliation below and in the accompanying text certain performance ratios excluding the effect of the merger expenses during the three month period ended March 31, 2016.  We believe this information is important to enable shareholders and other interested parties to assess the core operational performance of the Company.

Reconciliation of Non-GAAP measures (Unaudited)	Three Months ending March 31, 2016	Twelve Months ending December 31, 2015
	Net Interest	Net Interest
	Income	Income
Net Income (GAAP)	$2,149,403	$10,464,434
Merger-related expenses, net of tax	306,003	1,200,825
Operating Net Income (non-GAAP)	$2,455,406	$11,665,259

Net income available to common shareholders	$2,151,070	$10,468,586
Merger-related expenses, net of tax	306,003	1,200,825
Operating earnings	$2,457,073	$11,669,411

Earnings per weighted average common shares, basic (GAAP)	$0.20	$0.98
Meger-related expenses, net of tax	0.03	0.11
Operating earnings per weighted average common share basic (non GAAP)	$0.23	$1.09

Earnings per weighted average common shares, diluted (GAAP)	$0.20	$0.97
Meger-related expenses, net of tax	0.02	0.11
Operating earnings per weighted average common share basic (non-GAAP)	$0.22	$1.08

Summary Operating Results (non-GAAP)
Noninterest expense (GAAP)	$10,624,519	$36,275,682
Merger-related expenses, net of tax	306,003	1,200,825
Operating noninterest expense (non-GAAP)	10,318,516	$35,074,857

Operating efficiency ratio (non-GAAP)	70.33%	65.64%

Operating noninterest expense as a % of average assets	2.71%	2.65%

Return on average assets
Net income	$2,149,403	$10,464,434
Merger-related expenses, net of tax	306,003	1,200,825
Operating net income	$2,455,406	$11,665,259

Adjusted return on average assets	0.66%	0.88%

Return on average common equity
Net income available to common shareholders	$2,151,070	$10,468,586
Merger-related expenses, net of tax	306,003	1,200,825
Operating earnings (non-GAAP)	$2,457,073	$11,669,411

Adjusted return on average common equity (non-GAAP)	7.01%	8.40%

Old Line Bancshares, Inc. & Subsidiaries

Average Balances, Interest and Yields

	3/31/2016		12/31/2015		9/30/2015		6/30/2015		3/31/2015
	Average		Average		Average		Average		Average
Three Month Averages:	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Assets:
Int. Bearing Deposits	$2,538,719	0.47%	$2,163,496	0.26%	$1,754,437	0.05%	$914,076	0.08%	$593,602	0.12%
Investment Securities(2)	197,036,394	2.71%	182,660,126	2.65%	154,931,599	2.56%	161,858,721	2.56%	164,560,281	2.70%
Loans	1,172,758,851	4.56%	1,087,653,696	4.70%	1,036,066,492	4.76%	1,002,896,056	4.70%	954,873,037	5.02%
Allowance for Loan Losses	(5,050,728)		(3,505,864)		(4,567,326)		(4,576,511)		(4,498,086)
Total Loans
Net of allowance	1,167,708,123	4.58%	1,084,147,832	4.71%	1,031,499,166	4.78%	998,319,545	4.72%	950,374,951	5.04%
Total interest-earning assets	1,367,283,236	4.30%	1,268,971,454	4.41%	1,188,185,202	4.49%	1,161,092,342	4.42%	1,115,528,834	4.70%
Noninterest bearing cash	43,812,578		42,032,492		39,141,171		37,463,216		34,422,919
Other Assets	110,530,441		103,829,394		99,737,905		99,548,767		102,782,917
Total Assets	$1,521,626,255		$1,414,833,340		$1,327,064,278		$1,298,104,325		$1,252,734,670
Liabilities and Stockholders' Equity
Interest-bearing Deposits	$908,510,119	0.56%	$841,394,142	0.56%	$813,731,631	0.55%	$765,327,795	0.54%	$772,838,785	0.48%
Borrowed Funds	129,440,961	0.86%	128,656,699	0.56%	87,448,890	0.64%	117,595,112	0.54%	72,721,100	0.75%
Total interest-bearing liabilities	1,037,951,080	0.60%	970,050,841	0.56%	901,180,521	0.55%	882,922,907	0.54%	845,559,885	0.50%
Noninterest bearing deposits	326,249,639		293,242,708		278,650,167		269,427,296		262,926,103
	1,364,200,719		1,263,293,549		1,179,830,688		1,152,350,203		1,108,485,988
Other Liabilities	13,130,368		9,526,486		8,422,924		7,866,395		9,009,800
Noncontrolling Interest	256,330		256,218		256,636		252,293		258,240
Stockholder's Equity	144,038,838		141,757,087		138,554,030		137,635,434		134,980,642
Total Liabilities and
Stockholder's Equity	$1,521,626,255		$1,414,833,340		$1,327,064,278		$1,298,104,325		$1,252,734,670
Net interest spread		3.70%		3.85%		3.93%		3.88%		4.20%
Net interest income and
Net interest margin(1)	$13,077,828	3.85%	$12,731,170	3.98%	$12,184,338	4.07%	$11,602,656	4.01%	$11,891,497	4.32%

(1)

Interest revenue is presented on a fully taxable equivalent (FTE) basis.  The FTE basis adjusts for the tax favored status of these types of assets.  Management believes providing this information on a FTE basis provides investors with a more accurate picture of our net interest spread and net interest income and we believe it to be the preferred industry measurement of these calculations.  See “Reconciliation of Non-GAAP Measures.”

(2)	Available for sale investment securities are presented at amortized cost.

The accretion of the fair value adjustments resulted in a positive impact in the yield on loans for the three months ending March 31, 2016 and 2015.    Fair value accretion for the current quarter and prior four quarter are as follows:

	3/31/2016		12/31/2015		9/30/2015		6/30/2015		3/31/2015
	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on	Fair Value	% Impact on
	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest	Accretion	Net Interest
	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin	Dollars	Margin
Commercial loans (1)	$27,404	0.01%	$(2,772)	—%	$18,940	0.01%	$(3,114)	—%	$8,690	—%
Mortgage loans (1)	179,550	0.05	399,729	0.13	514,073	0.17	35,386	0.01	589,266	0.21
Consumer loans	11,553	—	3,486	—	3,771	—	4,298	—	11,390	—
Interest bearing deposits	92,833	0.03	38,091	0.01	38,091	0.01	37,677	0.01	37,263	0.01
Total Fair Value Accretion (Amortization)	$311,340	0.09%	$438,534	0.14%	$574,875	0.19%	$74,247	0.02%	$646,609	0.22%

(1)	Negative accretion on commercial and mortgage loans is due to the early payoff of loans which caused a reduction in fair value income on acquired loan portfolio.

Below is a reconciliation of the fully tax equivalent adjustments and the GAAP basis information presented in this report:

	3/31/2016		12/31/2015		9/30/2015		6/30/2015		3/31/2015
	Net Interest		Net Interest		Net Interest		Net Interest		Net Interest
	Income	Yield	Income	Yield	Income	Yield	Income	Yield	Income	Yield
GAAP net interest income	$12,612,246	3.71%	$12,245,493	3.83%	$11,748,245	3.93%	$11,171,187	3.86%	$11,461,904	4.17%
Tax equivalent adjustment
Federal funds sold	5	—	—	—	—	—	1	—	1	—
Investment securities	226,861	0.07	243,378	0.08	193,491	0.06	195,785	0.07	200,498	0.07
Loans	238,716	0.07	242,299	0.07	242,602	0.08	235,683	0.08	229,094	0.08
Total tax equivalent adjustment	465,582	0.14	485,677	0.15	436,093	0.14	431,469	0.15	429,593	0.15
Tax equivalent interest yield	$13,077,828	3.85%	$12,731,170	3.98%	$12,184,338	4.07%	$11,602,656	4.01%	$11,891,497	4.32%

Old Line Bancshares, Inc. & Subsidiaries

Selected Loan Information

(Dollars in thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Acquired Loans(1)
Period End Loan Balance	$229,026	$237,061	$152,004	$164,300	$171,527
Accruing	225,957	235,816	150,702	161,495	165,956
Non-accrual(2)	3,069	1,245	1,302	2,546	2,518
Accruing 30-89 days past due	2,127	6,132	603	2,102	3,053
Accruing 90 or more days past due	902	1	214	—	—
Other real estate owned	2,273	2,047	1,524	741	1,125
Net charge offs (recoveries)	2	(39)	225	320	(16)
Legacy Loans(3)
Period End Loan Balance	$946,803	$913,609	$891,407	$847,499	$795,532
Deferred Costs	1,168	1,274	1,270	1,255	1,283
Accruing	951,197	907,915	889,364	845,391	793,576
Non-accrual	4,292	4,420	773	853	1,106
Accruing 30-89 days past due	4,529	994	2,630	1,199	851
Accruing 90 or more days past due	—	—	203	-	-
Other real estate owned	425	425	425	475	475
Net charge offs (recoveries)	15	(18)	20	(34)	224

Allowance for loan losses as % of held for investment loans	0.48%	0.43%	0.43%	0.44%	0.48%
Allowance for loan losses as % of legacy held for investment loans	0.60%	0.54%	0.50%	0.52%	0.59%
Allowance for loan losses as % of acquired held for investment loans	2.49%	2.07%	2.93%	2.70%	2.60%
Total non-performing loans as a % of held for investment loans	0.85%	0.71%	0.46%	0.49%	0.37%
Total non-performing assets as a % of total assets	0.78%	0.60%	0.36%	0.38%	0.44%

(1)	Acquired loans represent all loans acquired on April 1, 2011 from MB&T on May 10, 2013 from WSB and on December 4, 2015 for Regal. We originally recorded these loans at fair value upon acquisition.
(2)

These loans are loans that are considered non-accrual because they are not paying in conformance with the original contractual agreement.  At acquisition, we recorded these loans at fair value.  Until the December 31, 2013 quarter, we recognized interest income on these loans through the accretion of the difference between the carrying value of these loans and their expected cash flows.  In the fourth quarter of 2013, we are no longer recording interest on these loans that were not purchased as credit impaired.

(3)	Legacy loans represent total loans excluding loans acquired on April 1, 2011, May 10, 2013 and December 4, 2015.